Exhibit 99.3
PHILADELPHIA INSURANCE COMPANIES
SUMMARY SEGMENT TOTALS
FOR THE THREE MONTHS ENDED JUNE 30, 2005 AND 2004
(IN THOUSANDS)

	6/30/2005	6/30/2004	2005 VS. 2004	6/30/2005	6/30/2004	2005 VS. 2004
	GROSS	GROSS	%	GROSS	GROSS	%
	WRITTEN	WRITTEN	INCREASE	EARNED	EARNED	INCREASE
	PREMIUMS	PREMIUMS	<DECREASE>	PREMIUMS	PREMIUMS	<DECREASE>
COMMERCIAL LINES	211,801	198,615	6.6%	209,299	191,463	9.3%

SPECIALTY LINES	48,187	46,438	3.8%	47,189	41,553	13.6%

PERSONAL LINES	24,357	35,329	-31.1%	23,715	25,707	-7.7%

TOTAL ALL LINES	284,345	280,382	1.4%	280,203	258,723	8.3%

	6/30/2005	6/30/2004	2005 VS. 2004	6/30/2005	6/30/2004	2005 VS. 2004
	NET	NET	%	NET	NET	%
	WRITTEN	WRITTEN	INCREASE	EARNED	EARNED	INCREASE
	PREMIUMS	PREMIUMS	<DECREASE>	PREMIUMS	PREMIUMS	<DECREASE>
COMMERCIAL LINES	198,051	165,024	20.0%	183,457	146,634	25.1%

SPECIALTY LINES	39,608	38,143	3.8%	36,836	31,603	16.6%

PERSONAL LINES	12,691	21,031	-39.7%	12,843	11,326	13.4%

TOTAL ALL LINES	250,350	224,198	11.7%	233,136	189,563	23.0%